Exhibit 3.2

OGLETHORPE POWER CORPORATION

(An Electric Membership Corporation)

BYLAWS

As Amended and Restated

by the Board of Directors on

December 6, 2016

Updated in accordance with Article V, Section 3, of the Bylaws to reflect the following:

•      Effective January 1, 2010, Flint Energies became a member of Oglethorpe Power Corporation

•      Effective March 26, 2010, Diverse Power Inc. moved from SMG No. 1 to SMG No. 2

•      Effective May 1, 2010, Rayle EMC moved from SMG No. 2 to SMG No. 4

•      Effective November 8, 2012, Flint Energies became a member of Georgia System Operations Corporation

•      Effective March 22, 2013, Pataula EMC’s membership was transferred to Cobb EMC

•      Effective January 1, 2014, Cobb EMC moved from SMG No. 1 to SMG No. 3

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Article I

Membership

Section 1.        Qualifications for Membership.

Any “EMC” (as defined in Section 46-3-171(3) of the Georgia Electric Membership Corporation Act) shall be eligible to become a Member.  An EMC desiring to become a Member shall submit to the Secretary of the Corporation an application for membership in writing.  The application shall be presented to the Board of Directors at the next meeting of the Board held ninety days or more after the date of submission of the application.  The applicant shall become a Member at such time as the Board of Directors has approved its application and the EMC has:

(a)                                 Paid the membership fee established pursuant to Section 2 of this Article I;

(b)                                 Executed an agreement to purchase capacity and energy at wholesale from the Corporation on terms and conditions satisfactory to the Board of Directors;

(c)                                  Agreed to comply with and be bound by the Articles of Incorporation and Bylaws of the Corporation, as amended from time to time, and such policies, rules and regulations that relate to or concern the Corporation as may from time to time be adopted by the Board of Directors;

(d)                                 If applying for membership after May 1, 2008, satisfied the conditions set forth in Article V, Section 3 of these Bylaws; and

(e)                                  Satisfied all other conditions established for membership by the Board of Directors.

Section 2.        Membership Fee.

The amount of the fee for admission to membership shall be established from time to time by the Board of Directors.

Section 3.        Purchase of Capacity and Energy by Members.

Each Member shall purchase capacity and energy from the Corporation on such terms and conditions as are provided in the Amended and Restated Wholesale Power Contract (“Wholesale Power Contract”) between the Corporation and the Member, as the same may exist from time to time.  In connection with such purchases, the Corporation expressly disclaims any intent or agreement to be a partnership, joint venture, single or joint enterprise, or any other business form except that of an EMC and Member.

Section 4.        Payment by Members of Obligations to the Corporation.

Each Member shall pay any and all amounts which may from time to time become due and payable by the Member to the Corporation as and when the same shall become due and payable.

Section 5.        Non-liability of Members for Debts of the Corporation.

A Member shall not, solely by virtue of its status as such, be liable for the debts of the Corporation; and the property of a Member shall not, solely by virtue of its status as such, be subject to attachment, garnishment, execution or other procedure for the collection of such debts.

Section 6.        Expulsion of Member.

Any Member which shall have violated or refused to comply with any of the provisions of the Articles of Incorporation of the Corporation, these Bylaws, or any policy, rule or regulation relating to or concerning the Corporation adopted from time to time by the Board of Directors may be expelled from membership by the affirmative vote of not less than two-thirds of all of the Directors.  Any Member so expelled may be reinstated as a Member by a majority vote of all of the Directors.  Termination of membership shall not release the Member from its debts, liabilities or obligations to the Corporation, including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation.

Section 7.        Withdrawal of Member.

Any Member may withdraw from membership upon payment in full, or making adequate provisions for the payment in full, of all its debts to the Corporation and upon satisfying or making adequate provisions for the satisfaction of all its liabilities and obligations to the Corporation, including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation, and upon compliance with such other terms and conditions as the Board of Directors may prescribe.

Section 7.a.

(1)           As to all Members who have executed an Amended and Restated Wholesale Power Contract between the Corporation and the Member dated as of January 1, 2003, a Member may withdraw on the following terms.  A Member shall be deemed to have withdrawn from the Corporation, and it shall no longer be a member of the Corporation for any purpose, on the date on which all three (3) of the following conditions have been satisfied:

(a)                                 the Withdrawing Member has delivered to the Chairman of the Board of the Corporation a Notice of Intent to Withdraw in the form attached as Exhibit F to the New Business Model Closing Agreement, dated as of January 1, 2003, to which the Corporation is a party (the “Closing Agreement”); and

(b)                                 the Withdrawing Member has executed and delivered to the Corporation the form of withdrawal agreement attached as Exhibit G to the Closing Agreement (the “2003 Withdrawal Agreement”); and

(c)                                  the withdrawal has become effective in accordance with the terms and conditions of the 2003 Withdrawal Agreement.

Until the date on which all of the foregoing conditions have been satisfied, the Withdrawing Member shall remain a Member of the Corporation with all of the duties, rights, responsibilities and obligations attendant to membership in the Corporation.

(2)           Notwithstanding anything to the contrary contained in these Bylaws, any amendment to or revocation of this Article I, Section 7.a. shall not be effective as to anyMember who, within thirty (30) days after receiving written notification of said amendment or revocation, delivers to the Chairman of the Board of the Corporation a written notification that it does not concur with the amendment or the revocation.

Section 8.        Transfer of Membership.

Upon consolidation, merger or sale of substantially all its assets, a Member may transfer its membership to its corporate successor or the purchaser of such assets if such successor or purchaser is otherwise eligible for membership and has met the requirements for membership set forth in this Article I, upon satisfying or making adequate provisions for the satisfaction of all its liabilities and obligations to the Corporation including, without limitation, its obligations under the Wholesale Power Contract between the Member and the Corporation, and upon satisfying any additional terms and conditions the Board of Directors may establish for such transfer, including, without limitation, the payment of a reasonable fee for the transfer.  A membership in the Corporation shall not otherwise be transferable.

Section 9.        Control.

The Corporation acknowledges that it has no control over or the right, ability or authority to control the management, operations, assets, facilities, policies or practices of any of the Members.

Article II

Meetings of Members

Section 1.        Annual Meeting of Members.

The annual meeting of Members shall be held during the first quarter of each calendar year at a time and place within the service area of the Corporation designated by the Board of Directors; provided that failure to hold the annual meeting shall not work a forfeiture nor shall such failure affect otherwise valid corporate acts.

Section 2.        Special Meetings of Members.

Special meetings of Members may be called by the Chairman of the Board, the President, or upon written request of at least ten percent of all the Members.  Members shall request the call of a special meeting of Members by presenting to the Secretary of the Corporation resolutions of their boards of directors authorizing such action.  Special meetings of the Members shall be held at the time specified by the person or persons calling the meeting, and at such place within the service area of the Corporation as the Board of Directors shall designate from time to time.  In the case of any special meeting of Members called upon the request of less than twenty-five percent of the Members, a majority of the Members present at such meeting may assess all of the expenses of such meeting against the Members requesting the call of the meeting.

Section 3.        Notice of Meetings of Members.

Written notice stating the place, the day and the hour of a meeting of Members and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be provided not less than five nor more than ninety days before the date of the meeting by any reasonable means, by or at the direction of the President.  Reasonable means for providing such notice shall include, but not be limited to, United States mail, telecopier and personal delivery.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with adequate prepaid first class postage thereon addressed to the Member at its address as it appears on the record books of the Corporation.  Notice of any meeting of Members need not be given to any Member who signs a waiver of notice, either before or after the meeting. Attendance of a Member at a meeting shall constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a Member attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

Section 4.        Quorum for Meetings of Members; Adjournment.

A majority of the Members shall constitute a quorum for any meeting of Members.  A majority of those present may adjourn the meeting from time to time, whether or not a quorum is present; provided however, that except as to Director positions that are permitted to remain open pursuant to the provisions of these Bylaws, until the nomination and election process has been completed for all Director positions to be elected at such meeting, the meeting may only be adjourned by the affirmative vote of all of the Members present at the meeting, whether or not a quorum is present.  When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken; and at the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting.  If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member in compliance with Section 3 of this Article II.

Section 5.        Voting; Member Action.

Each Member shall be entitled to one vote upon each matter submitted to a vote at a meeting of Members.  If a quorum is present at a meeting, the affirmative vote of a majority of the Members represented at the meeting shall be the act of the membership unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

Section 6.        Member Representative and Alternates.

The board of directors of each Member shall appoint as its representative (the “Member Representative”) a member of such board to represent and cast the vote of the Member at all meetings of Members and of the Nominating Committee, and may appoint as its alternate representative (the “Alternate Representative”) the General Manager (which for purposes of these Bylaws shall include the person having the duties of a general manager) of such Member.  The board of directors of each Member may also appoint a second alternate representative (the “Second Alternate Representative”) to serve as the Member’s representative in the absence of both the Member Representative and Alternate Representative of such Member.  The Second Alternate Representative shall be an employee of the Member or a member of its board of directors.

If a person who is a Member Representative or Alternate Representative shall become disqualified from serving as such, such person shall immediately be deemed to have been removed as Member Representative or Alternate Representative and the board of directors of the Member shall appoint a new Member Representative and may appoint a new Alternate Representative, as the case may be.  If the General Manager of a Member shall become disqualified from serving as Alternate Representative, the board of directors of the Member may appoint as its Alternate Representative an employee or a member of its board.

Each Member shall be entitled to have its Member Representative and Alternate Representative present at each meeting of Members, the Advisory Board and the Nominating Committee.  If the Member Representative shall be absent from any meeting, die, resign or be removed, then the Alternate Representative may represent and cast the vote of the Member at such meeting or until a new Member Representative is appointed.  If neither the Member Representative nor the Alternate Representative are present at the meeting, the Second Alternate Representative of the Member, if any, may represent and cast the vote of the Member.  If a Member has no Member Representative, Alternate Representative or Second Alternate Representative, an officer of the Member may represent and cast the vote of the Member.  In case of conflicting representation by the officers of a Member, the Member shall be deemed to be represented by its senior officer in the order specified in Section 46-3-266(c) of the Georgia Electric Membership Corporation Act.

The person authorized to cast the vote of a Member in accordance with this Section 6 shall be conclusively presumed to be authorized to vote as he sees fit on all matters submitted to a vote of the Members unless such Member shall specifically limit the voting power of its Member Representative, Alternate Representative, Second Alternate Representative or officers, as the case may be, by a written statement executed by the president or vice president and the secretary of the Member under its corporate seal pursuant to a resolution duly adopted by its board of directors, and delivered to the Secretary of the Corporation.

Section 7.        Notification of Corporation of Identity of Member Representative and Alternate Representatives.

Each Member shall file with the Secretary of the Corporation a written statement executed by the president or vice president and the secretary of the Member under its corporate seal, stating the name of its Member Representative, Alternate Representative, and Second Alternate Representative, if any, and, where applicable, the dates of expiration of their respective terms as directors of the Member.  The statement shall contain a certification that the Member Representative, Alternate Representative and Second Alternate Representative have been appointed in accordance with a resolution duly adopted by the board of directors of the Member.  A Member may, at any time by resolution of its board of directors and notice to the Corporation, terminate the appointment of its Member Representative, Alternate Representative or Second Alternate Representative.  Notice to the Corporation of such action shall be by a written statement executed by the president or vice president and the secretary of such Member under its corporate seal.

Section 8.        Written Consent of Members.

Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken shall be signed by persons duly authorized to cast the vote of each Member.

Section 9.        Compensation of Member Representatives and Alternate Representatives.

The compensation of the Member Representatives, Alternate Representatives, or any Second Alternate Representatives for service as such and in connection with the Advisory Board and the Nominating Committee shall be fixed from time to time by action of the Members in accordance with Section 5 of this Article II.  Member Representatives, Alternate Representatives and Second Alternate Representatives also shall be reimbursed for expenses actually and necessarily incurred by them in the performance of their duties.

Article III

Chairman and Vice Chairman of

Member Representatives

Section 1.        Officers; Qualifications.

The officers of the Member Representatives shall be a Chairman and Vice Chairman.  The Chairman and Vice Chairman must be the duly appointed Member Representative of a Member pursuant to Article II, Section 6 of these Bylaws.

Section 2.        Appointment and Term of Office of Officers.

The Chairman and Vice Chairman of the Member Representatives shall be elected annually by the Member Representatives at the annual meeting of Members held pursuant to Article II, Section 1 of these Bylaws.

The Chairman and Vice Chairman of the Member Representatives shall hold office as such until the next succeeding annual meeting of the Members and until his successor shall have been elected or appointed and shall have qualified, or until his earlier resignation, removal from office or death.

Section 3.        Removal of Officers.

The Chairman and Vice Chairman may be removed by the Member Representatives whenever in their judgment the best interest of the Members will be served thereby.

Section 4.        Chairman of the Member Representatives.

The Chairman of the Member Representatives shall:

(a)                                 preside at all meetings of the Members, the Advisory Board and the Nominating Committee; and

(b)                                 have such other duties and powers as may be prescribed by the Member Representatives from time to time.

Section 5.        Vice Chairman of the Member Representatives.

The Vice Chairman of the Member Representatives shall:

(a)                                 in the absence of the Chairman of the Member Representatives, preside at all meetings of the Members, the Advisory Board and the Nominating Committee; and

(b)                                 have such other duties and powers as may be prescribed by the Member Representatives from time to time.

Article IV

Advisory Board and Nominating Committee

Section 1.        Advisory Board.

The Corporation shall have an Advisory Board, the members of which shall be the Member Representatives.  The Advisory Board shall convene at three quarterly meetings annually for the purpose of receiving reports from the Board of Directors and management of the Corporation and acting in an advisory capacity.  The Advisory Board shall have no authority to take any official action on behalf of the Corporation or any Member.  When acting in the capacity of a member of the Advisory Board, a Member Representative shall have no fiduciary or other responsibility to the Corporation or any Member, and no Member Representative shall be personally liable to the Corporation or any Member on account of any action taken or not taken as a member of the Advisory Board.

Section 2.        Nominating Committee.

The Corporation shall have a Nominating Committee, the members of which shall be the Member Representatives.  The Nominating Committee shall be responsible for nominating all Directors as provided in Article V, Section 4 of these Bylaws and shall have exclusive authority with respect to all such nominations.  The Nominating Committee shall also have exclusive authority to investigate the accuracy of any affidavit filed by a Member pursuant to this Section 2.  No action taken by the Nominating Committee may be amended, repealed or in any way overruled by the Board of Directors, any committee thereof, or the Members.

Actions taken by the Nominating Committee shall be by votes cast by members of the Nominating Committee, weighted in accordance with the number of customers served through facilities served by the Corporation that are entitled to vote as members of the Member whose Member Representative is casting the vote as a member of the Nominating Committee.  No later than February 15 of each year, each Member shall file with the Secretary of the Corporation an affidavit in such form as may be prescribed by the Board of Directors from time to time sworn to and executed by the chairperson of the Board of Directors of such Member and the General Manager of such Member, stating the number of customers served through facilities served by the Corporation that are entitled to vote as members of such Member as of the immediately preceding December 31.  With respect to any action taken by the Nominating Committee, the number of customers entitled to vote as members of each Member shall be as set forth in the last such affidavit filed with the Secretary of the Corporation by such Member.  Upon a determination by the Nominating Committee that any such affidavit filed by a Member is inaccurate, the Nominating Committee shall determine the number of customers served through facilities served by the Corporation that are entitled to vote as members of such Member.  Such number as determined by the Nominating Committee shall for purposes of any action taken by the Nominating Committee thereafter be deemed to be substituted for the number reflected in such inaccurate affidavit.

Either (i) a majority of the members of the Nominating Committee or (ii) a number of members of the Nominating Committee whose votes collectively constitute a majority of the votes of all members of the Nominating Committee shall constitute a quorum for any meeting of the Nominating Committee.  If a quorum is present at a meeting, except as provided in Section 4 of Article V, the affirmative majority vote of the members of the Nominating Committee present at such meeting shall be the act of the Nominating Committee.

The Nominating Committee may appoint from time to time one or more sub-committees for the purpose of researching, identifying or interviewing candidates for Director or such other purposes related to the function of the Nominating Committee as the Nominating Committee shall specify.

Article V

Directors

Section 1.        General Powers of Board of Directors.

The business and affairs of the Corporation shall be managed by a Board of Directors which shall be elected by the Members.

Section 2.        Term of Directors.

Each Director shall serve for a term ending on the date of the third annual meeting of the Members following the annual meeting at which such Director is elected; provided, however, that unless specified otherwise in Section 3, in connection with the first election of Directors pursuant to this Article V held on May 1, 2008, the Members may specify shorter terms for any Director for the purpose of providing staggered terms for the Directors.  Each Director shall serve until his successor is appointed or elected and qualified or until his earlier death, resignation or removal.

Section 3.        Number and Qualifications of Directors.

The number of Directors on the Board of Directors is subject to increase or decrease as provided below. Of the Directors on the Board, three shall be Member At-Large Directors, and up to two may be Outside Directors, with the number of Outside Director positions to be filled determined by the Members as provided in this Section 3. The number of Member Directors and Manager Directors shall be based on the number and composition of Scheduling Member Groups as provided below.  There shall be a Member Director position and a Manager Director position for each Scheduling Member Group; provided, however, that whether such positions can be filled is subject to the restrictions and requirements set forth in this Section.  The term “Scheduling Member Group” as used in these Bylaws applies for governance purposes only, and in no way is intended to restrict or control the Members’ ability to form scheduling groups for operational or other purposes.  The Member Directors and Manager Directors are referred to collectively in these Bylaws as “Member Group Directors.”

The Transition Period shall begin on May 1, 2008, and shall end at such time as:  (a) each Scheduling Member Group has no more than one Member At-Large Director on each of the Boards of the Corporation, GTC and GSOC; (b) each Scheduling Member Group has a total of no more than two Member At-Large Directors among the Boards of the Corporation, GTC and GSOC; (c) each eligible Scheduling Member Group has at least one Member At-Large Director among the Boards of the Corporation, GTC and GSOC; and (d) the Corporation has a

total of three Member At-Large Director positions, GTC has a total of two Member At-Large Director positions, and GSOC has a total of three Member At-Large Director positions.  Notwithstanding any other provision herein, any Member At-Large Director from SMG No. 3 who was serving in such position as of May 1, 2008, may continue to seek re-election to such position; provided, however, that at such time during the Transition Period as a Member At-Large Director from SMG No. 3 resigns, is removed, is not re-elected, or does not seek re-election as a Member At-Large Director, then no person from any Member of SMG No. 3 shall be eligible to fill such Member At-Large Director position during the Transition Period.  Further, if during the Transition Period a Member Director from SMG No. 3 resigns, is removed, is not re-elected, or does not seek re-election as a Member Director, then at such time a Member At-Large Director from SMG No. 3, as determined by the Members of SMG No. 3, shall replace such Member Director and serve the term of such Member Director or seek election to such Member Director position, as applicable, and no person from SMG No. 3 shall be eligible to fill the open Member At-Large Director position during the Transition Period.  For each Member At-Large Director position other than a position held by a person from SMG No. 3, during the Transition Period, only an eligible person from the Scheduling Member Group that held such Member At-Large Director position as of May 1, 2008 shall be eligible for such Member At-Large Director position.

Notwithstanding any other provision of these Bylaws, Gary Miller shall serve as a Special Director until the annual meeting of Members in 2009, at which time his term shall end and the position of Special Director shall be eliminated.

Member Directors; Member At-Large Directors.  Each Member At-Large Director and each Member Director must be a Director of one of the Members.  One Member Director shall come from each of the eligible Scheduling Member Groups described in this Section 3.  If after a Member Director is elected, the Member represented by such Member Director changes Scheduling Member Groups, at the time such change in Scheduling Member Groups becomes effective, such Member Director shall cease to be qualified to hold such position and shall be deemed removed in accordance with Section 6 of this Article.

Following the Transition Period:  (1) for so long as a Scheduling Member Group has Member At-Large Directors serving on the Boards of both GTC and GSOC, such Scheduling Member Group may not have a Member At-Large Director serving on the Board of the Corporation; (2) for so long as a Scheduling Member Group has a Member At-Large Director serving on the Board of the Corporation, it may not have a second Member At-Large Director serving on the Board of the Corporation; and (3) if any Scheduling Member Group does not have a Member At-Large Director serving on any of the Boards of the Corporation, GTC, or GSOC, then at such time as a Member At-Large Director position on the Board of the Corporation becomes vacant, then only such Scheduling Member Groups shall be eligible to seek such Member At-Large Director position.

All Member Regional Director positions are eliminated as of May 1, 2008.

Manager Directors.  Each Manager Director must be a General Manager of one of the Members.  One Manager Director shall come from each of the eligible Scheduling Member Groups described in this Section 3.  If after a Manager Director is elected, the Member represented by such Manager Director changes Scheduling Member Groups, at the time such change in Scheduling Member Groups becomes effective such Manager Director shall cease to be qualified to hold such position and shall be deemed removed in accordance with Section 6 of this Article.

All Regional Manager Director positions are eliminated as of May 1, 2008.

Scheduling Member Groups.  In the event a Member or group of Members seeks to form a new Scheduling Member Group, such Member or Members shall submit to the Secretary of the Corporation a written request for formation of a Scheduling Member Group (“Formation Request”). Such Formation Request shall include a justification for formation of a new Scheduling Member Group that includes, but is not limited to, information related to identity of the scheduling agent, the similarity of power supply contracts, power supply planning services, and other relevant considerations.  Within thirty days after the Secretary’s receipt of the Formation Request, the Secretary will transmit the Formation Request to the Member Representative and Alternate Member Representative of each of the Members.  If at the time the Secretary receives the Formation Request:  (a) a previously scheduled meeting of the Members is to be held within ninety days, but no sooner than fifteen days, after the Secretary’s receipt of the Formation Request, then the Formation Request shall be considered at such meeting of the Members; or (b) there is no meeting of the Members scheduled to be held within ninety days after the Secretary’s receipt of the Formation Request, or a meeting of the Members is scheduled to be held sooner than fifteen days after the Secretary’s receipt of the Formation Request, then within ninety days after the Secretary’s receipt of the Formation Request, a special meeting of the Members will be called by the Chairman, with the date of such special meeting to be no later than one hundred and twenty days after the Secretary’s receipt of the Formation Request, and the Formation Request shall be considered at such special meeting of the Members.  At any meeting of the Members at which a Formation Request is considered, the Member or group of Members that submitted the Formation Request will have the opportunity to make a presentation in support of the Formation Request. The Formation Request may not be approved except by the affirmative vote of three-fourths of the Members.  If a Formation Request for a new Scheduling Member Group is approved, these Bylaws will be updated to reflect the addition of such Scheduling Member Group without any need for further action by the Members.  For the formation of the Scheduling Member Group to be effective, approval must also be obtained pursuant to the procedures for formation of Scheduling Member Groups set forth in the Bylaws of GTC and GSOC.

If a new Scheduling Member Group is formed, then there shall automatically be created a new Member Director position and a new Manager Director position for such Scheduling Member Group.  Within thirty days after the formation of such Scheduling Member Group is approved, the Secretary of the Corporation shall send a notice to each of the Member Representatives of the Members in the new Scheduling Member Group requesting that the Scheduling Member Group submit a notice to the Secretary that either:  (a) states the name of the person(s) that the Scheduling Member Group selects to fill the position(s) of Member Director and/or Manager Director until such time as the position(s) are filled at the next annual meeting of the Members or any special meeting of the Members called for the purpose of filling such position(s); or (b) states the intention of the Members in the Scheduling Member Group to arrange for a special meeting of the Members to be called for the purpose of filling such position(s).  If the

Scheduling Member Group elects not to fill a Member Director or Manager Director position, such position shall remain vacant until such time as the Scheduling Member Group follows the procedure set forth in this paragraph to fill such position.

In the event a Member seeks to move from a Scheduling Member Group to another existing Scheduling Member Group (the “Destination SMG”), such Member shall submit to the Secretary of the Corporation notice in writing of its movement to the Destination SMG, together with a written consent from each Member of the Destination SMG indicating each such Member’s consent to allow entry into the Destination SMG of the Member seeking to move.  For the change in membership to be effective, the Member seeking to move to the Destination SMG must also meet the requirements set forth in the Bylaws of GTC and GSOC for moving from its Scheduling Member Group to the Destination SMG. Upon submission of all materials required by this paragraph, and upon confirmation by the Secretary of the Corporation that the requirements set forth in the Bylaws of GTC and GSOC for change in membership have been met, the Secretary will send a written notice to the Member Representatives of each of the Members stating the changed membership of the Destination SMG, and these Bylaws will be updated to reflect the changes in Scheduling Member Group membership without any need for further action by the Members.

If a Scheduling Member Group ceases to exist, any Member Director, Manager Director or Member At-Large Director from such Scheduling Member Group will be removed from the Board, and the number of Member Director positions and the number of Manager Director positions on the Board shall each automatically be reduced by one.

For so long as Jackson Electric Membership Corporation is the sole member of SMG No. 5, the person, if any, serving as Manager Director of the Corporation for SMG No. 5 may also serve as a Manager Director of one (but not both) of GTC or GSOC.

Outside Directors.  An Outside Director shall have experience in one or more matters pertinent to the Corporation’s business, including, without limitation, operations, marketing, finance or legal matters.  No Outside Director may be a current or former officer of the Corporation, a current employee of the Corporation, a former employee of the Corporation who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) or a director, officer or employee of GTC, GSOC or any Member.  In addition, no person receiving any remuneration from the Corporation in any capacity other than as an Outside Director, either directly or indirectly and whether in the form of payment for any good or service or otherwise, shall be qualified to serve as an Outside Director.

If an Outside Director position is to be filled at an annual meeting of the Members, the Members may choose not to fill such position by an affirmative vote of three-fourths of the Members at such annual meeting or at any prior special meeting of the Members, with the decision not to fill the position effective as of the date of such annual meeting.  The Members by affirmative majority vote at an annual or special meeting may choose to fill an Outside Director position that the Members previously chose not to fill.  The Members may (a) fill such Outside Director position at the annual or special meeting at which the decision to fill the position is made, or (b) by affirmative majority vote may set a date for a meeting at which such position will be filled, with such date set no later than the next annual meeting of

Members.  At any annual or special meeting of the Members at which an election is to be held for an Outside Director position to be filled pursuant to this paragraph, the Nominating Committee shall nominate and the Members shall elect an Outside Director in accordance with Section 4 of this Article V.  If an Outside Director position is filled less than three years after the effective date of the Member’s decision not to fill such position, the term of the person elected to such position shall end on the same date as the term for that position would originally have ended; otherwise, the person elected to such position shall serve for a term specified by the Members, provided such term ends on the date of an annual meeting no later than three years from the date of such Director’s election.

Except as otherwise provided in these Bylaws, no person may simultaneously serve as a Director of both the Corporation and either GTC or GSOC.  While a Director or General Manager of any Member serves as a Director of the Corporation, then no other person from such Member may serve as a Director of the Corporation.

The Scheduling Member Groups and the Members included in such Scheduling Member Groups are as follows:

SMG No. 1	Central EMC
Excelsior EMC
Snapping Shoals EMC
Upson EMC
Washington EMC

SMG No. 2	Colquitt EMC
Diverse Power
Satilla EMC
Walton EMC

SMG No. 3	Carroll EMC
Cobb EMC
Coweta-Fayette EMC
Flint Energies
Irwin EMC
Middle Georgia EMC
Ocmulgee EMC
Oconee EMC
Okefenoke REMC
Sawnee EMC
Southern Rivers Energy
Tri-County EMC

SMG No. 4	Altamaha EMC
Amicalola EMC
Canoochee EMC
Coastal Electric Cooperative
Grady EMC
GreyStone Power Corporation
Habersham EMC
Hart EMC
Jefferson Energy Cooperative
Little Ocmulgee EMC
Mitchell EMC
Planters EMC
Rayle EMC
Slash Pine EMC
Sumter EMC
Three Notch EMC

SMG No. 5	Jackson EMC

Other than as a result of a new Member joining the Corporation and not joining either GTC or GSOC, or both, or a Member withdrawing or being removed from membership in the Corporation but remaining a member of either GTC or GSOC, or both, no action will be taken that would cause the number or composition of Scheduling Member Groups to be different than the number or composition of Scheduling Member Groups set forth in the Bylaws of GTC or GSOC.  In the event a member of GTC or GSOC becomes a Member of the Corporation, such Member shall be assigned to the same Scheduling Member Group to which such Member has been assigned in the Bylaws of GTC or GSOC, and these Bylaws will be updated to reflect the changes in Scheduling Member Group membership without any need for further action by the Members.  Before an applicant that is not a member of GTC or GSOC may be admitted as a Member of the Corporation pursuant to Article I, Section 1 of these Bylaws, the applicant shall have either:  (a) followed the process set forth in this Section for Members to form a new Scheduling Member Group and have obtained approval for the formation of such Scheduling Member Group; or (b) followed the process set forth in this Section for joining an existing Scheduling Member Group and have obtained approval to become a member of such Scheduling Member Group.

Section 4.        Nomination and Election of Directors.

Any qualified person desiring to be considered as a candidate for nomination as a Member At-Large Director or Member Group Director may file an application for nomination with the Secretary of the Corporation no later than 60 days prior to the date set for the annual meeting of Members at which such Member At-Large Director or Member Group Director is to be elected; provided, however, that no person may file an application for nomination as a Member Group Director unless such person is from a Member that is part of the Scheduling Member Group that will be represented by such Member Group Director.  No person may file an application for nomination for more than one Director position.  Candidates for nomination as Outside Directors shall be recommended to the Nominating Committee by any Member or the staff of the Corporation no later than 60 days prior to the date set for the annual meeting of Members, provided that such a recommendation may be withdrawn and a substitute recommendation made at any time up to fifteen (15) days before the annual meeting.

After recommendations for nomination for Outside Director positions have been received, members of the Nominating Committee may also designate one or more qualified persons as candidates for nomination as an Outside Director whether or not any such person received a recommendation.  At the annual meeting, the Chair will review with the Nominating Committee the list of all persons whose names have been submitted as candidates for nomination to open positions, and will inquire whether any Member of the Nominating Committee wishes to designate an additional candidate for any position to be filled, and any Member who wishes to do so shall respond by giving the Chair the name of such candidate.  Any Member submitting the name of a candidate for an Outside Director position shall at that time provide information to the Nominating Committee establishing the candidate’s qualifications for such position.

After applications for nomination for Member Group Director positions have been filed, one or more qualified persons may be designated as candidates for nomination for a Member Group Director position by any member of the Nominating Committee from the Scheduling Member Group that will be represented by such Member Group Director position, regardless of whether or not any such person filed an application.

After applications for nomination for Member At-Large Director positions have been filed, any member of the Nominating Committee from a Scheduling Member Group eligible to fill such Member At-Large Director position may designate one or more qualified persons from such Scheduling Member Group as candidates for nomination for such Member At-Large Director position, regardless of whether or not any such person filed an application.

At the annual meeting, the Chair will review with the Members the list of all persons whose names have been submitted as candidates for nomination to open Member Group Director and Member At-Large Director positions, and will inquire whether any Member wishes to designate an additional candidate for any position to be filled. Any Member who wishes to do so shall respond by giving the Chair the name of such candidate, provided that such Member: (a) is in the Scheduling Member Group that will be represented by the Member Group Director position for which such candidate is proposed; or (b) is in the Scheduling Member Group that is eligible for the Member At-Large Director position, and the candidate is also from such Scheduling Member Group.

After all Members of the Scheduling Member Groups who wish to do so have designated additional candidates, if one and only one candidate has been submitted (whether by application, recommendation or designation) for one or more of the Director positions to be filled, the Chair shall move that all such unopposed candidates be nominated and elected by acclamation, and a vote shall be taken on such motion.  If the motion passes, those candidates who were unopposed shall be elected as Directors, and the Nominating Committee shall proceed to nominate and elect the remaining Directors by group, in accordance with the following procedures, applied first to the Member At-Large Director candidates, then to the

Member Director candidates as a group, then to the Manager Director candidates as a group, and then to the Outside Director candidates as a group.   If the motion fails, the Nominating Committee shall proceed to nominate and elect all Directors by group, in accordance with the following procedures, applied first to the Member At-Large Director candidates, then to the Member Director candidates as a group, then to the Manager Director candidates as a group, and then to the Outside Director candidates as a group.

All nominations shall be made by voice roll call vote.  In the case of such a roll call vote, once all nominating votes, or abstentions (which shall be considered a vote), for each of (i) the Member At-Large Director candidates, (ii) the group of Member Director candidates, (iii) the group of Manager Director candidates, and (iv) the group of Outside Director candidates, respectively, have been voiced, the Chairman shall announce at the end of each such group of votes an opportunity for votes to be changed.  After such opportunity, if there are no vote changes, the votes shall be final and effective.  If there are any vote changes, the Chairman shall announce another opportunity for votes to be changed.  This process shall continue until either (a) there are no further vote changes, or (b) all members of the Nominating Committee have changed their vote twice.  No member of the Nominating Committee may change his vote more than twice.  At the end of such process, the votes as previously changed shall be final and effective.

Except as provided in the last sentence of this paragraph, the candidate for each Director position receiving a majority vote of the Nominating Committee shall be the nominee.  If more than two persons apply or are designated by a member of the Nominating Committee as a candidate for nomination for a Director position and no one candidate receives a majority vote of the Nominating Committee, the Nominating Committee shall conduct a second round of voting between the two candidates that received the most votes in the first round of voting, and the candidate receiving a majority vote in such second round shall be the nominee.  If neither candidate receives a majority vote of the Nominating Committee in such second round, the Nominating Committee shall conduct a third round of voting between such candidates.  If neither candidate receives a majority vote of the Nominating Committee in such third round, the candidate receiving the most votes in such third round shall be the nominee.

At each annual meeting of the Members, except for any Director position for which a candidate has been nominated and elected by acclamation as provided above, Directors shall be nominated and elected in the following order:

First, the Nominating Committee shall vote to select one nominee for each Member At-Large Director position to be elected at such annual meeting of the Members.  The Chair then shall move that such nominee(s) be elected by acclamation, and a vote shall be taken on such motion.  If the motion passes, the nominee(s) shall be elected as Director(s).  If the motion fails, the Members shall then vote separately for the election of each such nominee for Member At-Large Director.  If any such nominee does not receive a majority of such votes, the Nominating Committee shall vote to select another nominee, and the Members shall vote for the election of such nominee. This nomination and election process shall be repeated as many times as necessary until a nominated candidate has been elected.

Second, the Nominating Committee shall vote to select one nominee for each Member Director position to be elected at such annual meeting of the Members.  The Chair then shall move that such nominee(s) be elected by acclamation, and a vote shall be taken on such motion.  If the motion passes, the nominee(s) shall be elected as Director(s).  If the motion fails, the Members shall then vote separately for the election of each such nominee for Member Director.  If any such nominee does not receive a majority of such votes, the Nominating Committee shall vote to select another nominee, and the Members shall vote for the election of such nominee.  This nomination and election process shall be repeated as many times as necessary until a nominated candidate has been elected.

Third, the Nominating Committee shall vote to select one nominee for each Manager Director position to be elected at such annual meeting of the Members.  The Chair then shall move that such nominee(s) be elected by acclamation, and a vote shall be taken on such motion.  If the motion passes, the nominee(s) shall be elected as Director(s).  If the motion fails, the Members shall then vote separately for the election of each such nominee for Manager Director.  If any such nominee does not receive a majority of such votes, the Nominating Committee shall vote to select another nominee, and the Members shall vote for the election of such nominee.  This nomination and election process shall be repeated as many times as necessary until a nominated candidate has been elected.

Fourth, the Nominating Committee shall vote to select a nominee for each Outside Director position to be elected at such annual meeting.  The Chair then shall move that such nominee(s) be elected by acclamation, and a vote shall be taken on such motion.  If the motion passes, the nominee(s) shall be elected as Director(s).  If the motion fails, the Members shall then vote separately for the election of each such nominee.  If any such nominee does not receive a majority of such votes, the Nominating Committee shall vote to select another nominee and the Members shall vote for the election of such nominee.  This nomination and election process shall be repeated as many times as necessary until a nominated candidate has been elected.

If it is necessary to repeat the nomination and election process in order to elect a nominated candidate, such procedure shall take precedence over any motion or parliamentary procedure brought pursuant to Robert’s Rules of Order or otherwise, with the sole exception that the meeting of the Members may be adjourned in accordance with Article II, Section 4 of these Bylaws.

During the voting to elect Directors, any attempted “write-in” vote cast by a Member for any person who has not been selected by majority vote of the Nominating Committee as a Director nominee (regardless of whether such person did or did not apply as a candidate or was or was not designated by a Member of the Nominating Committee as a candidate) shall be void, and for purposes of counting votes shall be deemed an abstention.

Section 5.        Filling Vacancies on Board of Directors.

Vacancies occurring among the incumbent Directors may be filled temporarily by the Board of Directors at its next meeting held thirty (30) days or more after the occurrence of the vacancy.  Any Director so appointed shall serve until the next annual meeting of the Members or any special meeting of the Members called for the purpose of filling such position.  At such annual or special meeting of the Members, the Nominating Committee shall nominate and the Members shall elect, in accordance with Section 4 of this Article V, a Director to serve for the unexpired term of the Director whose position was vacated.

Notwithstanding any other provision herein, in the event a Member At-Large Director position becomes vacant, and at the subsequent annual or special meeting of the Members no Member in an eligible Scheduling Member Group designates a candidate for nomination and no person from a Member in an eligible Scheduling Member Group files an application for nomination, then such position will remain vacant until, at an annual meeting of the Members or a special meeting of the Members called for the purpose of filling such position, a Member in an eligible Scheduling Member Group designates a candidate for nomination for such position or a person from a Member in an eligible Scheduling Member Group files an application for nomination for such position, and the Nominating Committee nominates and the Members elect a Member At-Large Director in accordance with Section 4 of this Article V.  If a Member At-Large Director position is filled less than three years after the date of the annual or special meeting of the Members at which the position was not filled, the term of the person elected to such position shall end on the same date as the term for that position would originally have ended; otherwise, the person elected to such position shall serve for a term specified by the Members, provided such term ends on the date of an annual meeting no later than three years from the date of such Director’s election.

Vacancies occurring among the Directors due to an increase in the number of Directors shall be filled in accordance with the nomination and election process provided for in Section 4 of this Article V at the meeting of the Members at which the action to increase the number of Directors was taken.

Section 6.        Resignation and Removal of Directors.

Except as otherwise provided in Section 4 of this Article V, if any Member At-Large Director, Member Group Director or Outside Director ceases to be qualified to hold such position, he shall immediately be deemed to be removed as a Director of the Corporation and the vacancy so created shall be filled in the manner set forth in Section 5 of this Article V.

Any Member or Director may bring charges against a Director for neglect or breach of duty or other action or inaction which is or may be injurious to the Corporation by filing them in writing with the Secretary, together with a petition signed by twenty-five percent of the Members, requesting that the matter be brought before a meeting of Members.  The removal shall be voted upon at the next regular or special meeting of the Members.  A majority vote of the Members present at the meeting shall determine such removal.  The Director against whom such charges have been brought shall be informed in writing of the charges at least fifteen days prior to the meeting and shall have an opportunity at the meeting to be heard in person or by counsel and to present evidence; and the person or persons bringing the charges against him shall have the same opportunity.  At any meeting at which a Director is removed by the Members, the Nominating Committee shall nominate, and the Members shall elect, in accordance with Section 4 of this Article V, a Director to serve for the unexpired term of such removed Director.  Any Director removed pursuant to this Section 6 shall be eligible to again be nominated to serve as a Director of the Corporation only with the consent of a majority of the Members present and voting at a meeting at which the question is presented.

Section 7.        Compensation of Directors.

The compensation of the Directors shall be fixed by the Board of Directors from time to time. Directors also shall be reimbursed for expenses actually and necessarily incurred by them in the performance of their duties.

Section 8.        Power of Directors to Adopt Rules and Regulations and Policies.

The Board of Directors shall have the power to adopt policies, rules and regulations for the management, administration and regulation of the business and affairs of the Corporation, provided that they are not inconsistent with law, the Articles of Incorporation or these Bylaws.

Section 9.        Power to Appoint Committees.

Except where the composition of a committee is established by these Bylaws, the Chairman of the Board may establish (and abolish) committees comprised of Directors and others.  Such committees shall not have any of the powers of the Board of Directors, and shall perform such functions as are assigned specifically to them for the purpose of advising or making recommendations to the Board of Directors.  When establishing (and abolishing) such committees, the Chairman of the Board shall comply with such policies, rules and regulations, if any, as may from time to time be adopted by the Board of Directors with respect to such committees.  A majority of the full Board of Directors may also establish (and abolish) committees of the Board pursuant to Section 46-3-297 of the Georgia Electric Membership Corporation Act.

Article VI

Meetings of Directors

Section 1.        Regular Meetings of Directors.

A regular meeting of the Board of Directors shall be held quarterly or more often at such time and place as the Board of Directors may designate.  Such regular meetings may be held without notice.

Section 2.        Special Meetings of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or by twenty-five percent of the Directors then in office.  The persons calling a special meeting may fix the time and place for the meeting.

Section 3.        Notice of Special Meetings of Directors.

Notice of the time, place and purpose of any special meeting of the Board of Directors shall be given by or at the direction of the Chairman of the Board.

The notice shall be given to each Director, at least five days prior to the meeting, by written notice delivered personally or mailed to each Director at their respective last known addresses. If mailed, such notice shall be deemed delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid.  Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after the meeting.  Attendance of a Director at a meeting shall constitute waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when the Director attends the meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business.

Section 4.        Quorum for Meeting of Directors.

A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  A majority of the Directors present may adjourn the meeting to another time and place without further notice, whether or not a quorum is present.

Section 5.        Action of Board of Directors.

(a)                     The vote of a majority of Directors present and voting at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

(b)                     Notwithstanding the provisions of Subsection (a) of this Section 5, the affirmative vote of two-thirds of the Directors shall be required to (i) modify, amend or rescind any Member Rate Policy then in effect or (ii) revise any rate for electric power and energy furnished under the Wholesale Power Contracts between each Member and the Corporation.  Notwithstanding the provisions of Article XI hereof, the provisions of this Subsection (b) may not be altered, amended or repealed by the Directors except by the affirmative vote of two-thirds of the Directors.

Section 6.        Written Consent of Directors.

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the Directors and filed with the minutes of the proceedings of the Board of Directors.

Article VII

Officers

Section 1.        Officers; Qualifications.

The officers of the Corporation shall be a Chairman of the Board, a President, a Secretary, and a Treasurer.  The Chairman of the Board must be a member of the Board of Directors.  The Chairman of the Board must be a Director of one of the Members.  Any two or more offices may be held by the same person, except that one person may not hold both the offices of Chairman of the Board and President and, pursuant to the Georgia Electric Membership Corporation Act, one person may not hold both the offices of President and Secretary.

Section 2.        Appointment and Term of Office of Officers.

The Chairman of the Board and any Vice Chairmen of the Board shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the Members or as soon thereafter as practicable.  The Chairman of the Board and any Vice Chairmen of the Board shall hold office as such until the first meeting of the Board of Directors following the next succeeding annual meeting of the Members and until a successor for such office shall have been elected or appointed and shall have qualified, or until such officer’s earlier resignation, removal from office, or death.  Each of the President, Secretary and Treasurer shall be appointed by the Board of Directors and shall hold office until his successor shall have been appointed and shall have qualified, or until his earlier resignation, removal from office, or death.

Section 3.        Removal of Officers.

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby.

Section 4.        Chairman of the Board.

The Chairman of the Board shall:

(a)                     preside at meetings of the Board of Directors; and

(b)                     have such other duties and powers as are incident to his office and such other duties and powers as may be prescribed by the Board of Directors from time to time.

Section 5.        Vice Chairman of the Board.

The Vice Chairman of the Board shall:

(a)                     in the absence of the Chairman of the Board, assume the duties of the Chairman of the Board; and

(b)                     have such other duties and power as are incident to his office and such other duties and powers as may be prescribed by the Board of Directors from time to time.

Section 6.        President.

The President shall:

(a)                     manage the day-to-day operations and activities of the Corporation;

(b)                     have the power to enter into and execute contracts on behalf of the Corporation and to sign certificates, contracts or other instruments on behalf of the Corporation; and

(c)                      have such other duties and powers as are incident to his office and such other duties and powers as may be prescribed by the Board of Directors from time to time.

At the determination of the Board of Directors, the President may be designated as chief executive officer of the Corporation, in which case such designation may be added to the title of the office of President.

Section 7.        Secretary.

The Secretary shall be responsible for seeing that minutes of all meetings of the Members and the Board of Directors are kept and shall have authority to certify as to the corporate books and records, and shall keep a register of the address of each Member and Director.  The Secretary shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.

Section 8.        Treasurer.

The Treasurer shall oversee the management of the financial affairs of the Corporation by the staff, and shall perform the other duties incident to the office of Treasurer and have such other duties as from time to time may be assigned to him by the President or the Board of Directors.

Section 9.        Appointment of Officers and Agents.

The Board of Directors may appoint from time to time one or more Vice Chairmen of the Board, Executive or Senior Vice Presidents, Vice Presidents, other officers, assistant officers and agents as the Board of Directors may determine.  In the event the Board of Directors appoints a Vice Chairman of the Board, such Vice Chairman must be a Director of one of the Members and shall perform those duties set forth in Section 5 of this Article VII.  Each such Executive or Senior Vice President, Vice President, other officer, assistant officer and agent shall perform such duties as the action appointing him provides and, unless the action otherwise provides, shall perform such duties as may from time to time be delegated to him by the President and the duties which are generally performed by the elected officers or assistant officers having the same title.

Section 10.      Bonds of Officers.

The Board of Directors shall require all officers and employees of the Corporation to give bond in such sum and with such surety as the Board of Directors shall determine.

Section 11.      Compensation of Officers.

The compensation of all officers shall be determined by the Board of Directors, or by a person or persons designated by the Board of Directors.

Article VIII

Cooperative Operation

Section 1.        Interest or Dividends on Capital Prohibited.

The Corporation shall at all times be operated on a cooperative basis for the mutual benefit of its Members.  No interest or dividends shall be paid or payable by the Corporation on any capital furnished by Members.

Section 2.        Patronage Capital in Connection with Furnishing Electric Energy.

In the furnishing of electric energy, the Corporation’s operation shall be so conducted that all Members will through their patronage furnish capital for the Corporation.  In order to induce patronage and to assure that the Corporation will operate on a cooperative basis, the Corporation is obligated to assign on a patronage basis to all Members patronage dividends in an aggregate amount equal to the Corporation’s Federal taxable income from business done with or for Members (as computed prior to taking into account any deduction for patronage dividends).  Patronage dividends shall be accounted for, allocated and assigned on a patronage basis in the manner that the Board of Directors determines from time to time, taking into account the manner in which margins are collected under the rate structure then in effect or other appropriate factors.  All such amounts at the moment of receipt by the Corporation are received with the understanding that they are furnished by Members as capital.  The Corporation is obligated to credit to one or more capital accounts for each Member all such patronage dividends.  The books and records of the Corporation shall be set up and kept in such a manner that at the end of each fiscal year the amount of capital, if any, so furnished by each Member is clearly reflected and credited in an appropriate record to one or more capital accounts for each Member, and the Corporation shall within a reasonable time after the close of the fiscal year notify each Member of the amount of capital so credited to its account or accounts.  All such amounts credited to a capital account of any Member shall have the same status as though they had been paid to the Member in cash in pursuance of a legal obligation to do so and the Member had then furnished the Corporation corresponding amounts for capital.

All other amounts received by the Corporation from its operations in excess of costs and expenses (as computed for Federal income tax purposes) shall, insofar as permitted by law, be (a) used to offset any losses incurred during the current or any prior fiscal year and (b) to the extent not needed for that purpose, allocated to the Members on a patronage basis, and any amounts so allocated shall be included as a part of the capital credited to an appropriate account for each Member.

In the event of dissolution or liquidation of the Corporation, after all its outstanding indebtedness shall have been paid, outstanding capital credits shall be retired without priority on a pro rata basis before any payments are made on account of property rights of Members.  If, at any time prior to dissolution or liquidation, the Board of Directors shall determine that the financial condition of the Corporation will not be impaired thereby, the capital then credited to Members’ accounts and the accounts of former Members may be retired in full or in part.  Any such retirements of capital from a particular type account shall be made in order of priority according to the year in which the capital was furnished and credited, the capital first received by the Corporation being first retired.

Capital credited to the accounts of Members shall be assignable only on the books of the Corporation to a transferee of a Member’s membership, pursuant to written instruction from the Member and then only upon satisfaction of all requirements for a transfer of membership established by or pursuant to these Bylaws.

Section 3.        Accounting System and Reports.

The Board of Directors shall cause to be established and maintained a complete accounting system, which shall conform to applicable law and to the requirements of the Corporation’s lenders.  After the close of each fiscal year, the Board of Directors shall also cause to be made a full and complete audit of the accounts, books and financial condition of the Corporation as of the end of such fiscal year.  A report on the audit for the fiscal year immediately preceding each annual meeting of Members shall be submitted to the Members at such annual meeting.

Section 4.        Cooperative Operation.

The Corporation is organized as an Electric Membership Corporation under the Georgia Electric Membership Corporation Act.  No other business form arising from the relationship between the Corporation and the Members is agreed to or intended, including without limitation partnership, joint venture, single or joint enterprise, nor is any agency, fiduciary or similar relationship agreed to or intended. The sole relationship between the Corporation and each Member shall be that of an EMC and a Member.

Article IX

Indemnification and Insurance

Section 1.        Indemnification.

The Corporation shall indemnify each person who is or was a Director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the full extent permitted under Sections 46-3-306(b), (c) and (d) of the Georgia Electric Membership Corporation Act or any successor provisions of the laws of the State of Georgia.  If any such indemnification is requested pursuant to Sections 46-3-306(b) or (c) of said Act or laws, the Board of Directors shall cause a determination to be made (unless a court has ordered the indemnification) in one of the manners prescribed in Section 46-3-306(e) of said Act or laws as to whether indemnification of the party requesting indemnification is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 46-3-306(b) or (c) of said Act or laws.  Upon any such determination that such indemnification is proper, the Corporation shall make indemnification payments of liability, cost, payment or expense asserted against or paid or incurred by him in his capacity as such a director, officer, employee or agent to the maximum extent permitted by said Sections of said Act or laws.  The indemnification obligation of the Corporation set forth herein shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which any party may be entitled under any other bylaw provision or resolution approved by the Members pursuant to Section 46-3-306(g) of said Act or laws.

Section 2.        Insurance.

The Corporation may purchase and maintain insurance at its expense, to protect itself and any Director, officer, employee or agent of the Corporation (including the heirs, executors,

administrators or estate of any such person) against any liability, cost, payment or expense described in Section 1 of this Article IX, whether or not the Corporation would have the power to indemnify such person against such liability.

Article X

Seal

The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.  In the event it is inconvenient to use such a seal at any time, the words “Corporate Seal” or the word “Seal” accompanying the signature of an officer signing for and on behalf of the Corporation shall be the seal of the Corporation.

Article XI

Amendment

Section 1.  Amendment by the Board of Directors.

Except as provided in Section 2 of this Article XI, these Bylaws may be amended at any meeting of the Board of Directors by the affirmative vote of not less than a majority of the Directors present at a meeting at which a quorum is present, provided notice of such meeting containing a copy of the proposed amendment must be given not less than five nor more than ninety days prior thereto.

Section 2.  Amendment by the Members.

The provisions of Section 6 of Article II, Article IV, Sections 1 through 6 of Article V and Article XI of these Bylaws may not be altered, amended or repealed except by the affirmative vote of three-fourths of the Members, provided notice of such meeting containing a copy of the proposed amendment must be given not less than five nor more than ninety days prior thereto.

Any bylaw provision adopted by the Board of Directors may be altered, amended or repealed and new provisions adopted by the Members by the affirmative vote of not less than a majority of the Members present at a meeting at which a quorum is present, provided notice of such meeting containing a copy of the proposed amendment must be given not less than five nor more than ninety days prior thereto.  The Members may prescribe that any bylaw provisions adopted by them shall not be altered, amended or repealed by the Board of Directors.